SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING 6/30/2006
FILE NUMBER 811- 1540
SERIES NO.: 19

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                              22,839
     2 Number of shares outstanding of a second class of
          open-end company shares (000's Omitted)
       Class B                                               3,265
       Class C                                               4,835
       Institutional Class                                     361

74V. 1 Net asset value per share (to nearest cent)
       Class A                                             $ 24.48
     2 Net asset value per share of a second class of
          open-end company shares (to nearest cent)
       Class B                                             $ 23.72
       Class C                                             $ 23.71
       Institutional Class                                 $ 24.53